EXHIBIT 1.1

AEHR TEST SYSTEMS

EQUITY DISTRIBUTION AGREEMENT

February 7, 2023

William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, IL 60606

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Aehr Test Systems, a California corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Aehr Test Systems, the “Company”), proposes to issue and sell through William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC, as sales agents (each, individually, a “Manager” and collectively, the “Managers”), on the terms set forth in this Equity Distribution Agreement (this “Agreement”), up to $25,000,000 (the “Shares”) of its common stock, par value $0.01 (“Common Stock”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-259317), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”), together with any additional registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend”, as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”). All references in this Agreement to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

1

1. Representations and Warranties. The Company represents and warrants to and agrees with the Managers that:

(a) Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective. No post-effective amendment to the Registration Statement has been filed; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) Compliance with Registration Requirements. (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined in Section 4 below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act; (ii) the Basic Prospectus complied at the time it was filed with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

2

(c) General Disclosure Package. (i) As of the date hereof, at the respective times that the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.

(d) Issuer Free Writing Prospectus. Any free writing prospectus that the Company was, or is required to, file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in a free writing prospectus, the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in a broadly available road show and the General Disclosure Package. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3

(f) Financial Statements. The financial statements of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and each of the statements of operations, cash flows and stockholders’ equity of the Company for the periods specified, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. All non-GAAP financial measures (as defined in Regulation G promulgated by the Commission pursuant to the Exchange Act) and ratios derived using non-GAAP financial measures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus have been presented in compliance with Item 10 of Regulation S-K. Except as disclosed in the General Disclosure Package or the Prospectus, the Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Effect. Except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no (i) material adverse change in the assets, earnings, business, properties, management, results of operations or prospects of the Company, whether or not arising in the ordinary course of business or as a result of the ongoing COVID-19 pandemic, or the ability of the Company to perform its obligations under this Agreement, individually or in the aggregate (a “Material Adverse Effect”); (ii) transaction which is material to the Company and has not been publicly disclosed; (iii) material liability or obligation, direct or contingent (including without limitation any off-balance sheet obligations or any losses or interference with business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree), incurred by the Company, individually or in the aggregate; (iv) change in the capital stock of the Company (other than as described in the Registration Statement or the issuance or retention of shares of Common Stock upon the exercise of stock options or the vesting, exercise or settlement of other awards described as outstanding in, and the grant of options and awards under other existing equity incentive plans described in, the Registration Statement, the General Disclosure Package or the Prospectus); (v) material change in the outstanding indebtedness of the Company; (vi) dividend or distribution of any kind declared, paid or made on the Common Stock; or (vii) alteration in the Company’s method of accounting.

4

(h) Organization and Good Standing. The Company and each of its Subsidiaries (as defined below) have been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation or organization with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and all of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, including in compliance with all federal and state securities laws, are fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.

(j) The Shares. The Shares have been, and as of each Settlement Date will be, duly authorized and when issued and delivered in accordance with the terms of this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, including in compliance with all federal and state securities laws, fully paid and non-assessable, will conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.

(l) Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

5

(m) No Preemptive Rights. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase any equity securities of the Company.

(n) Descriptions and Exhibits. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(o) Non-Contravention. The issue and sale of the Shares to be sold by the Company hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other evidence of indebtedness or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject; (ii) will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company; and (iii) will not result in any violation of any statute or any order, decree, rule or regulation of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) above, where such breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Violations. Neither the Company nor its Subsidiaries (as defined below) is (i) in violation of its articles or certificate of incorporation, bylaws (or other organizational or charter documents), (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary, (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or a Subsidiary is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(q) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(r) Other Underwriting Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

6

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Managers.

(t) FINRA Exemption. To enable the Managers to rely upon Rule 5110(h)(1)(C) of the Financial Industry Regulatory Authority (“FINRA”), the Company represents that it is an “experienced issuer” as defined in FINRA Rule 5110(j)(6).

(u) Legal Proceedings. Other than as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there are no actions, suits, proceedings, inquiries or investigations brought by or before any legal or governmental entity pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus; and, to the Company’s knowledge, no such actions, suits, proceedings, inquiries or investigations are threatened or contemplated by governmental authorities or others.

(v) Independent Accountant. BPM LLP (“Company Auditor”), who has certified certain financial statements of the Company, was, at all applicable times, an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(w) Title to Real and Personal Property. Except (a) as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, (b) for liens, security interests and similar encumbrances under any liens, security interests or similar encumbrances made pursuant to credit facilities or indentures of the Company or (c) as would not have a Material Adverse Effect, individually or in the aggregate, the Company has good and marketable title to all of the real and personal properties and assets reflected as owned in the financial statements referred to in Section 1(f) or elsewhere in the Registration Statement, the General Disclosure Package or the Prospectus, in each case free and clear of any security interests, mortgages, liens, pledges, charges, encumbrances, equities, adverse claims and other defects or restrictions. No real property owned, leased, licensed or used by the Company lies in an area which is, or will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing or usage of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development, production or usage of such real property in the business of the Company as presently conducted or as the Registration Statement, the General Disclosure Package or the Prospectus indicates the Company contemplates conducting, except as may be properly described in the Registration Statement, the General Disclosure Package or the Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or of a Subsidiary are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

7

(x) Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company, including its Subsidiaries, own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the General Disclosure Package or the Prospectus as being owned or licensed by them or which are necessary for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except as would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and except as enforceability of any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any intellectual property rights of others. To the Company’s knowledge: (i) there are no third parties who have rights to any registered Intellectual Property, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is not aware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes or otherwise violates, or would, upon the expansion or commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. There are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of nondisclosure and confidentiality agreements. The Intellectual Property described in the Registration Statement, the General Disclosure Package or the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary.

8

(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described, incorporated by reference or included in the Registration Statement, the General Disclosure Package or the Prospectus and which is not so described, incorporated or included.

(z) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the reports filed with the Commission pursuant to Section 13(a), 13(e), 14 or 15(d) of the Exchange Act and all are set forth on Exhibit 21.1 to the Company’s most recent annual report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(aa) Dividend Restrictions. Except as disclosed in the Registration Statement, General Disclosure Package or Prospectus, and subject to the existence of legally available funds, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(bb) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the Net Proceeds (as defined in Section 3 below) therefrom as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(cc) Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect; and the Company has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided or insofar as the non-payment of such taxes, individually or in the aggregate, would not result in a Material Adverse Effect.

9

(dd) Licenses and Permits. The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses currently operated by it; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to possess or comply with or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

(ee) No Labor Disputes. No material labor dispute with the employees of the Company exists, or is imminent or threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(ff) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company (or any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company (or, to the Company’s knowledge, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect. The terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

10

(gg) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (whether or not subject to ERISA) that is sponsored, maintained, administered, contributed or required to be contributed to by the Company or any entity that would be treated as a single employer with any of the foregoing pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, a “Plan”) has been maintained, administered and operated in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. The fair market value of the assets of each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan determined using reasonable actuarial assumptions. No other event set forth in Section 4043(b) of ERISA (excluding events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any Plan. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption that has resulted in or could reasonably be expected to have a Material Adverse Effect. The Company could not reasonably be expected to have any liability (whether actual, contingent or otherwise) (i) with respect to any Plan subject to Section 412 of the Code or to Title IV of ERISA or (ii) with respect to any Plan or other contract, agreement, arrangement or policy that provides for retiree or post-employment welfare benefits other than as required by Section 4980B of the Code or similar state laws.

(hh) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the General Disclosure Package; and (iii) are designed to be effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not been advised of any (i) significant deficiencies or material weaknesses in the design or operation of its disclosure controls and procedures or (ii) any fraud that involves management or other employees who have a significant role in the Company’s disclosure controls and procedures.

(ii) Internal Controls Over Financial Reporting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to materially affect the ability of the Company to record, process, summarize and report financial information or data, or any material weaknesses in internal controls over financial reporting and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company, and (b) since that date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

11

(jj) Open Source Software. (i) The Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) the Company has not used or distributed and does not use or distribute any Open Source Software in any manner that requires or has required (A) the Company to permit reverse engineering of any software code or other technology owned by the Company or (B) any software code or other technology owned by the Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(kk) Data Security. (i) The Company has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is not aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation nor are there any incidents under internal review or investigations relating to the same.

(ll) Data Protection; No Breaches. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s business. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s business (“Breach”). To the Company’s knowledge, there has been no such Breach, and the Company has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

12

(mm) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company.

(nn) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares other than this Agreement.

(oo) No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, and as have been validly complied with or waived, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(pp) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Managers may engage in passive market making transactions in the Shares on the Exchange in accordance with Regulation M.

(qq) Actively-Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of such rule.

(rr) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

13

(ss) Statistical and Market Data. The statistical and market and industry-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Time of Sale and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(vv) No Unlawful Payments. To the Company’s knowledge, neither the Company nor any director, officer or employee of the Company nor any agent, affiliate, representative or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and the representations and warranties contained herein. The Company will not use, directly or indirectly, the proceeds from the offering the of Shares hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any person in violation of any anti-corruption laws.

14

(ww) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xx) No Conflicts with Sanctions Laws. Neither the Company nor any of its directors, officers or employees, nor any agent, affiliate, representative or other person associated with or acting on behalf of the Company (each, a “Person”) is, or is owned or controlled by one or more persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Balkans, Belarus, Burundi, the Central African Republic, Cuba, the Democratic Republic of the Congo, Iran, Libya, North Korea, Russia, Sudan, Syria and Venezuela (each, a “Sanctioned Country”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Any certificate signed by any officer of the Company delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Company to the Managers as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Managers and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Managers, will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through the Managers, acting as sales agent as follows:

15

(a) The Company may submit its orders to the Managers by telephone or electronic mail (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein), which order shall be confirmed by the Managers (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, the Managers shall use their commercially reasonable efforts consistent with its normal sales and trading practices to execute any Company order submitted to it hereunder to sell Shares with respect to which the Managers have agreed to act as sales agents. The Company acknowledges and agrees that (i) there can be no assurance that the Managers will be successful in selling the Shares, (ii) the Managers will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason and (iii) the Managers shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Managers and the Company.

(c) The Managers hereby covenant and agree not to make any sales of the Shares on behalf of the Company other than (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including block transactions and by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 of the Securities Act and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Managers.

(d) The Company shall not authorize the issuance and sale of, and the Managers shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or the Managers may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend an offering of the Shares pursuant to this Agreement for a specified period (a “Suspension Period”); provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the receipt or giving of such notice, as applicable; and provided further, that there shall be no obligations under Sections 6(l), 6(m), 6(n), 6(o) and 6(p) with respect to the delivery of certificates, opinions or comfort letters to the Managers during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(e) The Managers shall provide written confirmation (which may be by email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which such Shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the Net Proceeds (as defined below) to the Company and (v) the commission payable by the Company to the Managers with respect to such sales.

16

(f) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 6(l) below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Managers to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g) Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information.

3. Fee.

(a) The compensation to the Managers for sales of the Shares with respect to which the Managers act as sales agents hereunder shall be 2.75% of the gross offering proceeds from the sale of the Shares sold pursuant to this Agreement (the “Selling Commission”). For each sale of Shares, the amount of sale proceeds remaining after payment of the Selling Commission shall constitute the net proceeds to the Company for such sale of Shares (the “Net Proceeds”). The Company shall pay to the Managers, on the applicable Settlement Date, the Selling Commission for the applicable Shares sold by the Managers (which amount may be withheld by the Managers from the gross proceeds from the sale of such Shares). For the avoidance of doubt, any expense payment and reimbursement obligations of the Company set forth in Section 6(i) below shall be separate and independent obligations of the Company and shall not be deemed a credit or otherwise act to offset the compensation to the Managers pursuant to this Agreement.

(b) If this Agreement is terminated by the Company in accordance with the provisions of Section 10 the Company shall reimburse the Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers incurred by it in connection with the offering contemplated by this Agreement, provided that such reimbursement shall not exceed the amounts actually incurred and reimbursable pursuant to Section 6(i) hereof through the date of such termination, without regard to any maximum reimbursement limits set forth in Section 6.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Managers for settlement on such date shall be issued and delivered by the Company to the Managers against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Managers’ or their designees’ accounts (provided that the Managers shall have given the Company written notice of such designee prior to the applicable Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, then the Company shall (i) hold the Managers harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Managers any commission, discount or other compensation to which they would otherwise be entitled absent such default.

17

5. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ sole judgment, is material and adverse and that makes it, in the Managers’ sole judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Managers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

18

(c) The Managers shall have received on each date specified in Section 6(m) a certificate of the Secretary of the Company, date such date, as described in Section 6(m).

(d) (i) The Managers shall have received on each date specified in Section 6(n)(i) an opinion and negative assurance letter of Latham & Watkins, LLP, outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers, which opinion and negative assurance letter shall be rendered to the Managers at the request of the Company and shall so state therein.

(ii) The Managers shall have received on each date specified in Section 6(n)(ii) an opinion and negative assurance letter of MatterLight IP, intellectual property counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers, which opinion and negative assurance letter shall be rendered to the Managers at the request of the Company and shall so state therein.

(e) The Managers shall have received on each date specified in Section 6(o) a negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

(f) The Managers shall have received on each date specified in Section 6(p), letters dated such date in form and substance satisfactory to the Managers, from Company Auditor, current independent registered public accountant for the Company, (A) confirming that as of the date of its respective audit report(s), it was an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letters from Company Auditor, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(g) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(i) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of such rule.

19

6. Covenants of the Company. The Company covenants with the Managers as follows:

(a) To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus, as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case the Managers are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares). To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object. Not to take any action that would result in the Managers or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that the Managers otherwise would not have been required to file thereunder.

(c) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the Net Proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR or any successor system thereto) to the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers and, at the Managers’ request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

20

(e) During the Delivery Period to advise the Managers, promptly and no later than one Trading Day after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

(A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified;

21

(B) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon;

(C) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum;

(D) any Financial Industry Regulatory Authority fees and expenses, including all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with the offering contemplated by this Agreement relating to any review and qualification by the Financial Industry Regulatory Authority;

(E) all costs and expenses incident to listing the Shares on the Exchange;

(F) the costs and charges of any transfer agent, registrar or depositary;

(G) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors;

(H) the reasonable fees and disbursements of counsel to the Managers incurred in connection with the offering contemplated by this Agreement other than as set forth in this Section, provided that reimbursement pursuant to this clause (H) shall not exceed $45,000 through the fourth business day following execution of this Agreement and shall not exceed $5,000 for each quarterly period thereafter, and provided further that no reimbursement pursuant to this clause (H) shall be owed for any quarterly period following the time all $25,000,000 of Shares have been sold pursuant to this Agreement; and

(I) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3 and Section 8, the Managers will pay all of their costs and expenses, including any advertising expenses connected with any offers the Managers may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement that is declared effective by, or becomes effective upon filing with, the Commission).

22

(k) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension Period), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Managers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date (except that, in the case of clause (ii), the Company has up to two business days after the filing to furnish the certificate), in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such Representation Date, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section shall be automatically waived for any Representation Date occurring at a time at which no sale of Shares through the Managers, acting as sales agents, is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Managers for the sale of Shares hereunder pursuant to Section 2(a) (which, upon such occurrence, shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares through the Managers, acting as sales agents pursuant hereto following a Representation Date when the Company relied on such waiver and did not provide Managers with a certificate under this Section, then before the Company submits an order to the Mangers pursuant to Section 2(a) or Managers sell any Shares pursuant to such transaction, the Company shall provide Managers with the certificate referenced in this Section, dated the date of the order submission.

(m) On each Representation Date, the Company shall furnish the Managers, in form and substance reasonably satisfactory to the Managers, a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of directors of the Company (the “Board”) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Managers shall reasonably request (except that, in the case of clause (ii) of Section 6(l) above, the Company has up to two business days after the filing to furnish the secretary certificate to the Managers). The requirement to provide a certificate under this Section shall be automatically waived for any Representation Date occurring at a time at which no sale of Shares through the Managers, acting as sales agents, is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Managers for the sale of Shares hereunder pursuant to Section 2(a) (which, upon such occurrence, shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares through the Managers, acting as sales agents pursuant hereto following a Representation Date when the Company relied on such waiver and did not provide Managers with a certificate under this Section, then before the Company submits an order to the Managers pursuant to Section 2(a) or Managers sell any Shares pursuant to such transaction, the Company shall provide Managers with the certificate referenced in this Section, dated the date of the order submission.

23

(n) (i) On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion and negative assurance letter of Latham & Watkins, LLP, outside counsel for the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion and negative assurance letter (except that, in the case of clause (ii) of Section 6(l) above, the Company has up to two business days after the filing to have the written opinions and negative assurance letters furnished to the Managers). The requirement to provide the written opinion and negative assurance letter under this Section shall be automatically waived for any Representation Date occurring at a time at which no sale of Shares through the Managers, acting as sales agents, is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Managers for the sale of Shares hereunder pursuant to Section 2(a) (which, upon such occurrence, shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares through the Managers, acting as sales agents pursuant hereto following a Representation Date when the Company relied on such waiver and did not provide Managers with the written opinion and negative assurance letter under this Section, then before the Company submits an order to the Managers pursuant to Section 2(a) or Managers sell any Shares pursuant to such transaction, the Company shall provide Managers with the written opinions and negative assurance letters referenced in this Section, dated the date of the order submission.

(ii) On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion and negative assurance letter of MatterLight IP, intellectual property counsel for the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion and negative assurance letter (except that, in the case of clause (ii) of Section 6(l) above, the Company has up to two business days after the filing to have the written opinions and negative assurance letters furnished to the Managers and such written opinions and negative assurance letters shall only be provided if, in the opinion of counsel to the Managers, they are applicable).

24

(o) On each Representation Date, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Managers, shall furnish to the Managers a negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Managers (except that, in the case of clause (ii) of Section 6(l) above, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has up to two business days after the filing to have the negative assurance letter furnished to the Managers). The requirement to provide the negative assurance letter under this Section shall be automatically waived for any Representation Date occurring at a time at which no sale of Shares through the Managers, acting as sales agents, is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Managers for the sale of Shares hereunder pursuant to Section 2(a) (which, upon such occurrence, shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares through the Managers, acting as sales agents pursuant hereto following a Representation Date when the Company relied on such waiver and did not provide Managers with the written opinion and negative assurance letter under this Section, then before the Company submits an order to the Managers pursuant to Section 2(a) or Managers sell any Shares pursuant to such transaction, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. shall provide Managers with the negative assurance letters referenced in this Section, dated the date of the order submission.

With respect to Sections 6(n) and 6(o) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement, such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(n) or Section 6(o), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension Period) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished to the Commission by the Company any document which contains additional or amended financial information, including any earnings release or, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, Company Auditor shall deliver to the Managers the comfort letter described in Section 5(e) (except that, in the case of clauses (iii) and (iv), the Company Auditor has up to two business days after the filing to deliver the comfort letter). The requirement to provide the comfort letters under this Section shall be automatically waived for any Representation Date occurring at a time at which no sale of Shares through the Managers, acting as sales agents, is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Managers for the sale of Shares hereunder pursuant to Section 2(a) (which, upon such occurrence, shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares through the Managers, acting as sales agents pursuant hereto following a Representation Date when the Company relied on such waiver and did not provide Managers with the comfort letters under this Section, then before the Company submits an order to the Managers pursuant to Section 2(a) or Managers sell any Shares pursuant to such transaction, the Company shall provide Managers with the comfort letters referenced in this Section, dated the date of the order submission.

25

(q) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers.

(r) The Company will deliver to the Managers (or their agents), on the date of execution of this Agreement, any requested certificates and related identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Managers may reasonably request in connection with the verification of compliance with anti-money laundering requirements.

(s) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(t) That it consents to the Managers trading in the Common Stock for each Manager’s own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, as amended and supplemented, relating to such Shares).

(v) Prior to instructing the Managers pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Managers), the Board or an authorized committee thereof (i) shall have approved the minimum price and maximum number of Shares to be sold on such day and (ii) shall have provided to the Company an authorizing resolution, substantially in the form of Exhibit B, approving such price and number. The instructions provided to the Managers by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

(w) Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or long term incentive plan of the Company or (iv) any shares of Common Stock issued pursuant to any stock repurchase plan of the Company, during the Delivery Period, without (A) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company.

26

7. Covenants of the Managers. The Managers covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that otherwise would not be required to be filed by the Company thereunder, but for the action of the Managers.

8. Indemnity and Contribution.

(a) Indemnification of the Managers. The Company agrees to indemnify and hold harmless the Managers and each person, if any, who controls each Manager within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each affiliate of each Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation in accordance with this Section), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any Permitted Free Writing Prospectus or other free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or in any supplement thereto or amendment thereof, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in strict conformity with written information relating to the Managers furnished to the Company in writing by or on behalf of the Managers expressly for use therein.

(b) Indemnification of the Company. Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, but only with reference to information relating to each Manager furnished to the Company in writing by such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any Permitted Free Writing Prospectus or other free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

27

(c) Required Notices; Right to Counsel. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (it being understood that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it might have to any indemnified party otherwise than under this Section 8 and from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party), and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

28

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the applicable Manager on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the Shares shall be deemed to be in the same respective proportions as the gross proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Managers. The relative fault shall of the Company, on the one hand, and the applicable Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by them were offered to the public exceeds the amount of any damages that the Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or any amount in excess of the Selling Commission received by the Managers in connection with the offering contemplated hereby.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8(d), each officer and employee of the Managers and each person, if any, who controls either Manager within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Managers, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

29

(e) Non-Exclusive Remedies. The obligations of the parties to this Agreement contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) Information Provided by Managers.It is understood and agreed that the only information furnished by the Managers to the Company pursuant to Section 8(a) or 8(b) that is included in the Registration Statement, the General Disclosure Package, the Prospectus or any road show other material consists of the information set forth in the eighth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(g) Survival. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling either Manager or any affiliate of either Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(a) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Managers shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or 10(b) above, upon the issuance and sale of all of the Placement Shares through the Managers on the terms and subject to the conditions set forth herein, or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 10(c) shall in all cases be deemed to provide that Section 1, Section 3(a) and Section 8 of this Agreement shall remain in full force and effect.

30

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the applicable Settlement Date for any sale of Shares, then such sale shall settle in accordance with the provisions of Section 4.

11. Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Managers prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and except for the disclosure required pursuant to Section 6(c) of this Agreement in the Company’s quarterly reports on Form 10-Q or annual reports on Form 10-K. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

12. Entire Agreement.

This Agreement represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(a) The Company acknowledges that in connection with the offering of the Shares: (i) the Managers have acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) the Managers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Managers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

(b) This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file or via DocuSign electronic signature.

31

14. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Hennepin County, Minnesota, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing, effective only upon receipt and shall be delivered, mailed, telecopied or sent by email and confirmed to the parties hereto as follows, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice as provided hereunder of a new address for such purpose.

If to the Managers, to:

William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, IL 60606

Attn: Equity Capital Markets

and

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, MN 55402

Attn: Head of Capital Markets

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third AvenueNew York, NY 100172

Attn: Michael D. Maline

If to the Company:

32

AEHR Test Systems

400 Kato Terrace

Freemont, California 94539

Attention: Vice President of Finance and Chief Financial Officer

with a copy to (which shall not constitute notice):

Latham & Watkins, LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Jack Sheridan

Brian Paulson

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit persons referred to in Section 8(a) or 8(b), and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Managers merely by reason of such purchase.

18. Partial Unenforceability. The invalidity or unenforceability of any article, section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any article, section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that either Manager is a Covered Entity (as defined in this Section) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section), the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that either Manager is a Covered Entity or a BHC Act Affiliate (as defined in this Section) of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section) under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[remainder of page left blank intentionally - signature page follows]

33

Very truly yours,

Aehr Test Systems

By:	/s/ Kenneth B. Spink
Name: Kenneth B. Spink
Title: Chief Financial Officer

Accepted as of the date first written above:

William Blair & Company, L.L.C.

By:	/s/ Steve Maletzky
Name: Steve Maletzky
Title: Managing Director, Equity Capital Markets

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Partner

34

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.

On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), 6(m), 6(n), 6(o) and 6(p) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company. The requirement to conduct a due diligence call hereunder shall be automatically waived for any Representation Date occurring at a time at which no sale of Shares through the Managers, acting as sales agents, is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Managers for the sale of Shares hereunder pursuant to Section 2(a) (which, upon such occurrence, shall be considered a Representation Date) and the next occurring Representation Date.

2.

On the date of or promptly after the Company’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) and Section 5(c) of the Agreement.

3.

In the event that the Company requests the Managers to sell on any one Trading Day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) and Section 5(c) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[William Blair Letterhead]

__________, 20_

AEHR Test Systems

400 Kato Terrace

Fremont, California 94539

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear Ladies & Gentlemen:

This Confirmation sets forth the terms of the agreement of William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC (each, a “Manager” and collectively, the “Managers”) with AEHR Test Systems (the “Company”) relating to the sale of up to $[__________] of shares of the Company’s common stock, par value $0.01 per share, pursuant to the Equity Distribution Agreement between the Company and the Managers, dated February [__], 2023 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Managers to engage in the following transaction:

[Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Managers (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Managers unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Managers will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by _____ [a.m.][p.m.] (New York time) on _______, 20__.

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

A-1

Very truly yours,

William Blair & Company, L.L.C.

By:
Name:
Title:

CRAIG-HALLUM CAPITAL GROUP LLC

By:
Name:
Title:

ACCEPTED as of the date first above written

Aehr Test Systems

By:
Name:
Title:

A-2

Exhibit B

Form of Authorizing Resolution

[TO BE CONFORMED TO THE COMPANY’S CORPORATE GOVERNANCE DOCUMENTS]

[Special] Meeting [of the Designated Subcommittee/Committee]

of the Board of Directors

Upon notice duly given or waived, a [special] meeting [of the Designated Subcommittee/Committee (“Subcommittee”)] of the Board of Directors (the “Board”) of AEHR Test Systems (the “Company”) was held [by conference telephone] commencing at [_]:00 [a.m./p.m.], local time, on [DATE]. [INSERT NAME(S) OF PARTICIPANTS] attended the meeting [by conference telephone], constituting a quorum of the [Subcommittee/Board]. [Mr./Ms. [INSERT NAME(S) OF ANY NON-PARTICIPANTS], who was unable to participate in the meeting, waived notice.] Also participating [on the call] at the invitation of the [Subcommittee/Board] were [INSERT NAME(S) OF PARTICIPANTS], from the Company and present at the Company’s offices. Mr./Ms. [INSERT NAME] chaired the meeting and Mr./Ms. [INSERT NAME] acted as secretary to the meeting.

Mr./Ms. [INSERT NAME] called the meeting to order and confirmed the presence of a quorum. After discussing recent developments in the equity markets with respect to the Company’s common stock, par value $0.001 (the “Common Stock”), Mr./Ms. [INSERT NAME] approved the proposed offering of shares of Common Stock on the date hereof pursuant to the following resolutions:

RESOLVED that, on the date of [_____], 20[__] only, the Company may offer and sell pursuant to the Registration Statement on Form S-3 (No. 333-259317) up to $[_________] of shares of Common Stock (the “Shares”) through William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC (each, a “Manager” and collectively, the “Managers”), pursuant to the Equity Distribution Agreement, dated as of February [__], 2023, between the Managers and the Company, by means of ordinary brokers’ transactions on the stock exchanges on which the Common Stock is traded at market prices; and further

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take such other actions, and to execute and deliver such other documents and instruments, as they deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions, the taking of any action or the execution of any document or instrument to be conclusive evidence of the approval thereof by the [Subcommittee/Board], and that all actions heretofore taken by officers of the Company consistent with the foregoing resolutions are hereby ratified and confirmed.

There being no further business, the meeting was adjourned.

A-1